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                                                                Exhibit 10.35(c)

                             AMENDMENT TO AMENDED &
                          RESTATED EMPLOYMENT AGREEMENT

      This Amendment (the "Amendment") to the Amended & Restated Employment Agreement (the "Agreement") is entered into and made as of September 30, 2002, between CHAUTAUQUA AIRLINES, INC. (the "Company") and WAYNE C. HELLER (the "Executive").
                                 R E C I T A L S

      WHEREAS, the Company and the Executive are parties to the Agreement;
and

      WHEREAS, the effectiveness of the Agreement was conditioned on and subject to the successful completion of an initial public offering by the Company's parent, REPUBLIC AIRWAYS HOLDINGS INC. ("RJET") of shares of its common stock on or before September 30, 2002 (the "IPO Condition"); and

      WHEREAS, the Company and the Executive desire to amend the Agreement to extend the deadline for satisfaction of the IPO Condition;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

      1. The Agreement shall be amended by deleting Section 2 thereof and replacing it with the following:

"2.   INITIAL PUBLIC OFFERING. The effectiveness of this Amended and Restated
Employment Agreement is expressly conditioned upon and subject to the successful completion on or before March 31, 2003, of an initial public offering by RJET of shares of its common stock (an "IPO"). The Effective Date of this Amended & Restated Employment Agreement shall be the effective date of the IPO, or if the Company waives such requirement, the date of such waiver. In the event the Effective Date has not occurred as of March 31, 2003, this Amended and Restated Employment Agreement shall be null and void and shall have no force or effect and the Prior Agreement shall continue according to its terms."

      2. Except as specifically amended hereby, the Agreement remains unchanged in all other respects.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CHAUTAUQUA AIRLINES, INC.                    WAYNE C. HELLER


By: /s/ Arthur Amron                         /s/ Wayne C. Heller
    Name: Arthur Amron
    Title: